Loma Negra Compañía Industrial Argentina Sociedad Anónima Consolidated condensed interim financial statements as of June 30, 2023 Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA UNAUDITED CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2023 CONTENTS Unaudited consolidated condensed interim statement of profit or loss and other comprehensive income Unaudited consolidated condensed interim statement of financial position Unaudited consolidated condensed interim statement of changes in equity Unaudited consolidated condensed interim statement of cash flows Notes to the unaudited consolidated condensed interim financial statements: 1 Legal information 2 Basis of preparation 3 Critical accounting judgments and key sources used for estimating uncertainty 4 Sales revenues 5 Cost of sales 6 Selling and administrative expenses 7 Other net gains and losses 8 Tax on bank accounts debits and credits 9 Financial results, net 10 Income tax expense 11 Earnings per share 12 Property, plant and equipment 13 Inventories 14 Related party transactions and balances 15 Other receivables 16 Right of use of assets and lease liabilities 17 Trade accounts receivable 18 Investments 19 Capital stock and other capital related accounts 20 Borrowings 21 Accounts payable 22 Provisions 23 Tax liabilities 24 Cash and cash equivalents 25 Financial instruments 26 Non-cash transactions 27 Segment information 28 Compromises 29 Ferrosur Roca S.A. concession and related rail services 30 Argentine economic context 31 Officially stamped books Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME AS OF JUNE 30, 2023
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

		Six months		Three months	
	Notas	**06.30.2023**	**06.30.2022**	**06.30.2023**	**06.30.2022**
Net revenues	4	101,153,606	103,304,113	50,911,320	54,473,532
Cost of sales	5	(75,293,071)	(71,719,361)	(38,843,909)	(39,181,356)
Gross profit		**25,860,535**	**31,584,752**	**12,067,411**	**15,292,176**
Selling and administrative expenses	6	(9,323,030)	(9,378,695)	(4,792,936)	(4,758,940)
Other gains and losses	7	288,282	26,227	414,054	(49,892)
Tax on bank accounts debits and credits	8	(1,149,954)	(1,034,349)	(612,550)	(550,400)
FINANCIAL RESULTS, NET					
Exchange rate differences	9	(9,052,656)	(5,085,465)	(5,184,630)	(4,230,938)
Gain on net monetary position		19,227,468	4,978,499	10,145,756	3,478,770
Financial income	9	2,550,419	2,000,220	927,808	1,205,828
Financial expenses	9	(15,781,654)	(2,002,027)	(8,921,633)	(1,121,385)
Profit before tax		**12,619,410**	**21,089,162**	**4,043,280**	**9,265,219**
INCOME TAX EXPENSE					
Current	10	(3,177,438)	(4,849,755)	(1,274,309)	(64,290)
Deferred	10	(552,617)	(3,111,067)	(325,971)	(3,998,204)
NET PROFIT FOR THE PERIOD		**8,889,355**	**13,128,340**	**2,443,000**	**5,202,725**
Net profit for the period attributable to:					
Owners of the Company		9,069,866	13,377,963	2,544,191	5,365,637
Non-controlling interests		(180,511)	(249,623)	(101,191)	(162,912)
NET PROFIT FOR THE PERIOD		**8,889,355**	**13,128,340**	**2,443,000**	**5,202,725**
Earnings per share (basic and diluted) in Argentine pesos	11	15,5435	22,8405	4,3606	9,1657

The accompanying notes are an integral part of these consolidated condensed interim financial statements.

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
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LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT OF FINANCIAL POSITION AS OF JUNE 30, 2023 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 2 Notes 06.30.2023 12.31.2022 ASSETS Non-current assets Property, plant and equipment 12 227,975,963 231,252,631 Right of use of assets 16 1,411,473 1,582,966 Intangible assets 757,265 708,025 Investments 18 15,421 15,421 Goodwill 153,812 153,812 Inventories 13 10,145,877 9,613,626 Other receivables 15 1,925,660 1,689,332 Total non-current assets 242,385,471 245,015,813 Current assets Inventories 13 35,051,126 30,745,017 Other receivables 15 4,039,596 8,814,915 Trade accounts receivable 17 13,716,652 13,746,917 Investments 18 493,327 6,398,394 Cash and banks 23,599,406 1,001,435 Total current assets 76,900,107 60,706,678 Total assets 319,285,578 305,722,491 The accompanying notes are an integral part of these consolidated condensed interim financial statements.

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT OF FINANCIAL POSITION AS OF JUNE 30, 2023 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 3 Notes 06.30.2023 12.31.2022 SHAREHOLDERS’ EQUITY AND LIABILITIES Capital stock and other capital related accounts 19 58,897,179 57,169,747 Reserves 80,026,439 114,326,301 Retained earnings 7,410,532 2,921,223 Equity attributable to the owners of the Company 146,334,150 174,417,271 Non-controlling interests 113,051 293,562 Total shareholders’ equity 146,447,201 174,710,833 LIABILITIES Non-current liabilities Borrowings 20 48,797,080 14,886,846 Provisions 22 1,999,396 1,969,632 Salaries and social security payables 125,155 142,402 Lease liabilities 16 1,016,223 1,180,190 Other liabilities 172,012 247,494 Deferred tax liabilities 10 50,232,491 49,679,874 Total non-current liabilities 102,342,357 68,106,438 Current liabilities Borrowings 20 22,946,283 16,410,212 Accounts payable 21 22,786,995 26,669,690 Advances from customers 2,284,007 2,653,943 Salaries and social security payables 5,202,427 6,699,844 Tax liabilities 23 2,761,566 4,392,472 Lease liabilities 16 411,235 425,411 Other liabilities 14,103,507 5,653,648 Total current liabilities 70,496,020 62,905,220 Total liabilities 172,838,377 131,011,658 Total shareholders’ equity and liabilities 319,285,578 305,722,491 The accompanying notes are an integral part of these consolidated condensed interim financial statements.

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY AS OF JUNE 30, 2022
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

	Owners contributions																
	Capital Stock	**reasury shares**	**Capital adjustments**	**Treasury shares adjustments**	**Share premium**	**Treasury stock shares premium**	**Treasury stocks trading premium**	**Merger premium**	**Cost of treasury stock**	**Share-based payment plans (Note 23)**	**Legal reserve**	**Environmental reserve**	**Optional Reserve for Future Dividends**	**Retained earnings**	**Shareholders' equity attributable to owners of the parent company**	**Non-controlling interest**	**Total**
Balances as of January 1, 2023	**58,359**	**1,244**	**20,786,032**	**443,072**	**30,946,001**	**7,494,169**	**20,845**	**6,943,874**	**(9,696,193)**	**172,344**	**4,257,741**	**33,235**	**110,035,325**	**2,921,223**	**174,417,271**	**293,562**	**174,710,833**
Share-based payment plans (Note 14)										68,098					68,098		68,098
Granting of share-based plans	9	(9)	3,112	(3,112)	52,632	(52,632)	44,971		32,233	(77,204)					-		-
Resolved by Ordinary and Extraordinary General Shareholders' Meeting dated April 25, 2023: - Optional reserve - Capital reduction	(20)	(1,235)	(6,802)	(439,960)	(115,072)	(7,441,537)			9,663,960				2,921,223	(2,921,223) (1,659,334)	-	-	-
Resolved by Board of Directors Meeting dated May 2, 2023: Dividends paid													(23,521,085)		(23,521,085)		(23,521,085)
Resolved by Board of Directors Meeting dated June 23, 2023: Divendends paid													(13,700,000)		(13,700,000)		(13,700,000)
Net income for the period														9,069,866	9,069,866	(180,511)	8,889,355
Balances as of June 30, 2023	**58,348**	**-**	**20,782,342**	**-**	**30,883,561**	**-**	**65,816**	**6,943,874**	**-**	**163,238**	**4,257,741**	**33,235**	**75,735,463**	**7,410,532**	**146,334,150**	**113,051**	**146,447,201**

The accompanying notes are an integral part of these consolidated condensed interim financial statements.

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
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LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY AS OF JUNE 30, 2022
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

	Owners contributions																
	Capital Stock	**reasury shares**	**Capital adjustments**	**Treasury shares adjustments**	**Share premium**	**Treasury stock shares premium**	**Treasury stocks trading premium**	**Merger premium**	**Cost of treasury stock**	**Share-based payment plans (Note 23)**	**Legal reserve**	**Environmental reserve**	**Optional Reserve for Future Dividends**	**Retained earnings**	**Shareholders' equity attributable to owners of the parent company**	**Non-controlling interest**	**Total**
Balances as of January 1, 2022	58,743	860	20,923,923	305,182	33,261,479	5,178,691	-	6,943,875	(7,006,986)	117,027	4,257,742	33,235	128,932,966	19,330,509	212,337,246	492,157	212,829,403
Acquisition of treasury stock (Note 19)	(208)	208	(73,832)	73,832	(1,252,877)	1,252,877			(1,540,226)						(1,540,226)		(1,540,226)
Share-based payment plans (Note 14)										71,437					71,437		71,437
Granting of share-based plans	5	(5)	1,787	(1,787)	30,330	(30,330)	20,847		19,279	(40,126)					-		-
Resolved by Board of Directors Meeting dated April 14, 2022: - Dividends paid													(12,280,666)		(12,280,666)		(12,280,666)
Resolved by Ordinary and Extraordinary General Shareholders' Meeting dated April 27, 2022: - Optional reserve													(19,330,509)	19,330,509			
Net income for the period														13,377,963	13,377,963	(249,623)	13,128,340
Balances as of June 30, 2022	58,540	1,063	20,851,878	377,227	32,038,932	6,401,238	20,847	6,943,875	(8,527,933)	148,338	4,257,742	33,235	97,321,791	52,038,981	211,965,754	242,534	212,208,288

The accompanying notes are an integral part of these consolidated condensed interim financial statements.

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
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LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT OF CASH FLOWS AS OF JUNE 30, 2023 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 6 06.30.2023 06.30.2022 CASH FLOWS FROM OPERATING ACTIVITIES Net profit for the period 8,889,355 13,128,340 Adjustments to reconcile net profit to net cash generated by operating activities Income tax expense 3,730,055 7,960,822 Depreciation and amortization 8,008,641 9,962,852 Provisions 1,187,472 918,100 Exchange rate differences 5,932,866 1,445,569 Interest expense / gain 13,338,216 (286,801) Share-based payments 68,098 71,437 Income (loss) on disposal of property, plant and equipment (161,900) (29,879) Recovery / Loss for derecognition of property plant and equipment (164,615) 137,227 Changes in operating assets and liabilities Inventories (4,838,783) (6,600,757) Other receivables 3,767,775 (1,092,401) Trade accounts receivable (5,850,405) (4,344,299) Advances from customers 142,435 (653,425) Accounts payable 6,047,974 2,310,224 Salaries and social security payables 689,001 1,080,202 Provisions (150,783) (123,224) Tax liabilities (1,692,581) 1,776,715 Other liabilities 669,556 (280,168) Gain on net monetary position (19,227,468) (4,978,499) Income tax paid (2,754,223) (10,320,923) Net cash generated by operating activities 17,630,686 10,081,112 CASH FLOWS FROM INVESTING ACTIVITIES Proceeds from the operation of Yguazu Cementos S.A. 240,392 140,177 Proceeds from disposal of property, plant and equipment 8,929 54,764 Payments to acquire property, plant and equipment (5,160,511) (4,012,412) Payments to acquire intangible (177,214) (6,561) Contributions to F.F.F.S.F.I. (193,037) (155,736) Net cash used in investing activities (5,281,441) (3,979,768) CASH FLOWS FROM FINANCING ACTIVITIES Proceeds from borrowings 21,497,544 30,351,752 Proceeds from negotiables obligations 52,558,785 - Interest paid (10,943,984) (529,279) Dividends paid (29,006,049) (12,247,405) Lease liabilities (222,424) (170,154) Repayment of borrowings (23,827,538) (7,686,729) Purchase of treasury shares - (1,540,226) Net cash generated by (used in) financing activities 10,056,334 8,177,959 Net increase (decrease) in cash and cash equivalents 22,405,579 14,279,303 Cash and cash equivalents at the beginning of the period (Note 24) 7,399,829 9,702,786 Effect of restating in constant currency of cash and cash equivalents (6,419,979) (965,749) Effects of the exchange rate differences on cash and cash equivalents in foreign currency 707,304 478,195 Cash and cash equivalents at the end of the period (Note 24) 24,092,733 23,494,535 The accompanying notes are an integral part of these consolidated condensed interim financial statements.

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2023 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 7 1. LEGAL INFORMATION Legal address: Boulevard Cecilia Grierson 355, 4th Floor, City of Buenos Aires, Argentina. Fiscal year number: Fiscal year number 99, beginning January 1, 2023. Principal business of the Company: The Company and its subsidiaries, mentioned below, are referred to in these consolidated condensed interim financial statements as “the Group”. The main activity of the Group is the manufacturing and selling of cement and its derivatives, as well as the extraction of mineral resources that are used in the production process. At present, the Group has 8 cement factories in Argentina, in the provinces of Buenos Aires, Neuquén, San Juan and Catamarca. The Company also has mobile concrete plants that adapt to customer construction projects at all times. The Group, through its subsidiary Cofesur S.A.U., has a controlling interest in Ferrosur Roca S.A., a company whose capital is held by Cofesur S.A.U. with 80%, the National State with a 16% interest, and 4% has been transferred by the latter to the workers through a trust created for such purpose. Ferrosur Roca S.A. operates the railway cargo network of Ferrocarril Roca under a concession granted by the Argentine government in 1993 for a term of 30 years, which allows access of several of Loma Negra’s cement production plants to the railway network. As a result of the National Government’s decision to put an end to the existing railway concession system in Argentina and shift to an open access model with the participation of private rail operators, the above concession would end in March 2023. However, on December 22, 2022, the Ministry of Transport published Resolution No. 960/2022 in the Official Gazette, provisionally extending for 18 months the concessions of FerroExpreso Pampeano S.A., Nuevo Central Argentino S.A. and Ferrosur Roca S.A. as from the expiration date of their respective concessions; therefore, the concession of Ferrosur Roca S.A. will end in September 2024. For this reason, the Group has assessed potential business scenarios based on its intention to continue delivering services as a rail network operator, as described in Note 29. The Group also has a controlling interest in Recycomb S.A.U., a company engaged in the treatment and recycling of industrial waste intended to be used as fuel or raw material. Date of registration in the Argentine General Inspection of Justice (IGJ): - Registration of the bylaws: August 5th, 1926, under No 38, Book 46. - Last amendment registered to the bylaws: July 13th, 2021, under No. 10,675 Book 103 of Companies by shares. - Correlative Number of Registration with the IGJ: 1,914,357. - Tax identification number [CUIT]: 30-50053085-1. - Date of expiration: July 3, 2116. Parent company: InterCement Trading e Inversiones Argentina S.L. with 52.1409% of the Company’s capital stock and votes.

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2023 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 8 Capital structure: The Ordinary and Extraordinary General Shareholders' Meeting, held on April 25, 2023, approved, among other issues, the voluntary reduction of the Company's capital stock for a total of 12,543,339 ordinary shares, which includes 12,352,329 shares in portfolio. and 191,010 unnamed shares. The amendment to the Statute corresponding to said reduction is pending registration with the General Inspectorate of Justice. Considering the aforementioned, as of June 30, 2023, the subscribed for and paid in capital amounts to $ 58,348,315.10, represented by 583,483,151 book-entry common shares with a nominal value of $ 0.10 each, and each entitling to one vote. Some of these shares are treasury shares as described in Note 19. 2. BASIS OF PREPARATION 2.1 Basis of preparation The accompanying consolidated condensed interim statement of financial position as of June 30, 2023, the consolidated condensed interim statement of profit or loss and other comprehensive income, consolidated condensed interim statement of changes in equity and of cash flows for the six month period ended June 30, 2023 and the notes to the consolidated condensed interim financial statements (hereinafter, the “interim financial statements”) are unaudited and have been prepared as interim financial information. These interim financial statements are prepared in accordance with International Accounting Standard (“IAS”) 34, Interim Financial Reporting, pursuant to the provisions in Technical Resolution No. 26 (as amended) issued by the Argentine Federation of Professional Councils of Economic Sciences [FACPCE] and the Regulations issued by the Argentine Securities Commission [“Comisión Nacional de Valores” (CNV)]. Consequently, not all of the disclosures required in accordance with International Financial Reporting Standards (“IFRS”) for annual financial statements are included herein, hence, these interim financial statements shall be read in conjunction with the Group’s consolidated financial statements for the fiscal year ended December 31, 2022 issued on March 8, 2023. In the opinion of the Group’s Management, these unaudited consolidated condensed interim financial statements include all normal recurring adjustments, which are necessary for a fair representation of financial results for the interim periods presented. The financial information as of December 31, 2022 presented in these unaudited consolidated condensed interim financial statements arises from our audited consolidated financial statements for the fiscal year ended December 31, 2022, restated in closing currency of the reported period, following the guidelines in IAS 29. Such guidelines have been described in Note 2.2 to our consolidated financial statements as of December 31, 2022. The results of operations for the six-month periods ended June 30, 2023 do not necessarily reflect the results for the full years. The Company believes that the disclosures are appropriate and adequate to consider that the information presented is not misleading. These consolidated condensed interim financial statements were approved for issue by the Board of Directors on August 9, 2023, the date when the interim financial statements were available for issuance. 2.2 Basis of consolidation These interim financial statements include the unaudited consolidated condensed interim statement of financial position, results of operations and cash flows of the Company and its consolidated subsidiaries. The basis of consolidation and the subsidiaries are the same as for the Company’s audited consolidated financial statements for the year ended December 31, 2022, issued on March 8, 2023. The consolidated information disclosed in these condensed interim financial statements include the following subsidiaries:

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2023
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

	Main business	Country	% of direct and indirect ownership as of		
			06.30.23	12.31.22	06.30.22
Subsidiary name:					
Cofesur S.A.U.	Investment	Argentina	100.00	100.00	100.00
Ferrosur Roca S.A. (1)	Rail freight transportation	Argentina	80.00	80.00	80.00
Recycomb S.A.U.	Waste recycling	Argentina	100.00	100.00	100.00

(1) Directly controlled by Cofesur S.A.U.

Below is a summary of the financial information of Ferrosur Roca S.A., a subsidiary with material non-controlling interests.

	06.30.2023	12.31.2022
Current assets	3,320,180	3,209,541
Non-current assets	3,278,127	3,878,257
Current liabilities	2,674,640	4,975,143
Non-current liabilities	1,073,441	644,926
Equity attributable to the owners of the company	2,280,181	1,174,183
Non-controlling interests	570,045	293,546

	06.30.2023	06.30.2022
Six-month period		
Sales revenues	7,885,444	8,735,648
Financial results, net	281,981	200,678
Depreciations	(654,592)	(2,008,829)
Income tax	(397,377)	255,547
Loss for the period	(902,552)	(1,248,112)

	06.30.2023	06.30.2022
Six-month period		
Net cash (used in)/generated by operating activities	(122,770)	538,710
Net cash generated by/(used in) investing activities	2,034,685	(675,813)
Net cash (used in)/generated by financing activities	(1,866,040)	285,395
Financial and holding results used in cash	(44,807)	(14,427)

2.3 Accounting policies

These consolidated condensed interim financial statements have been prepared using the same accounting policies and criteria used in the preparation of the audited consolidated financial statements for the year ended December 31, 2022, except for the adoption of new standards and interpretations effective as of January 1, 2023, if any.

Likewise, during the previous period, the Group modified the criteria for exposing financial results, which are presented in nominal terms, restated in the closing currency of the period, the previous criterion being that of presenting them in real terms, that is, net of effect of inflation on the assets and liabilities that generated those results. The figures for the period ended June 30, 2022 presented in these financial statements have been modified for comparative purposes.

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
9

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2023 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 10 2.3.1 Application of new and revised International Financial Reporting Standards (IFRS)  Adoption of new and revised IFRS The Group has adopted all of the new and revised standards and interpretations issued by the International Accounting Standards Board (“IASB”) that are relevant to its operations and that are mandatorily effective as of June 30, 2023, as described in Note 2.2 to the Group's annual consolidated financial statements as of December 31, 2022. The Group has not opted for early adoption of any other standard, interpretation or amendment that has been issued but is not yet in force.  New standards New standards and interpretations issued during the six-month period ended June 30, 2023 and the standards and interpretations issued but not mandatory as of that date are described in Note 2.2 to the consolidated financial statements as of December 31, 2022. 3. CRITICAL ACCOUNTING JUDGMENTS AND KEY SOURCES USED FOR ESTIMATING UNCERTAINTY In the application of the Group´s accounting policies, the Group´s management is required to make judgments, estimates and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are relevant. Actual results may differ from these estimates. In the ordinary course of its business, the Group selects tax criteria and accounting positions based on a reasonable interpretation of current regulations, also taking into account the opinion of its tax and legal advisors together with the evidence available up to the date of issue of these financial statements. However, there may be situations in which the assessment that a third party could make of them and the eventual realization of damage to the Group is uncertain. For such cases, the Group has evaluated the issues considering their significance in relation to the financial statements and has not made a provision as it is not required by current accounting standards. Underlying estimates and assumptions are continuously reviewed. Changes in estimates are accounted for prospectively. The unaudited consolidated condensed interim financial statements reflect all adjustments which are, in the opinion of Management, necessary to make a fair presentation of the results for the interim periods presented. There are no significant changes to the critical judgements used by Management in applying accounting policies to the critical judgements disclosed in the annual consolidated financial statements for the year ended December 31, 2022, including those derived from the definition of the completion period of the current Ferrosur Roca S.A. concession mentioned in Notes 1 and 29. As a consequence of the activities in which the Group is engaged, its transactions do not have a significant cyclical or seasonal character. Nevertheless, during the second half of the year, the volume of sales in Argentina has historically showed a slight increase.

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2023 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 11 4. REVENUES 06.30.2023 06.30.2022 Six-month period Sales of goods 144,626,281 141,868,640 Domestic market 144,554,253 141,819,770 External customers 72,028 48,870 Services rendered 3,806,084 4,799,160 (-) Bonus / Discounts (47,278,759) (43,363,687) Total 101,153,606 103,304,113 5. COST OF SALES 06.30.2023 06.30.2022 Six-month period Inventories at the beginning of the year 40,358,643 34,580,117 Finished products 2,533,551 1,746,897 Products in progress 7,241,984 5,886,322 Raw materials, materials, fuel and spare parts 30,583,108 26,946,898 Purchases and production expenses for the period 80,131,431 77,579,469 Inventories at the end of the period (45,197,003) (40,440,225) Finished products (1,699,426) (1,754,028) Products in progress (9,208,709) (8,224,431) Raw materials, materials, fuel and spare parts (34,288,868) (30,461,766) Cost of sales 75,293,071 71,719,361

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2023 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 12 The detail of production expenses is as follows: 06.30.2023 06.30.2022 Six-month period Fees and service fees 1,471,711 1,426,878 Salaries, wages and social security contributions 11,573,706 11,793,536 Transport and travelling expenses 600,198 531,035 Data processing 36,485 36,635 Taxes, contributions and commissions 1,333,599 1,389,050 Depreciation and amortizations 7,645,098 9,444,096 Preservation and maintenance costs 7,063,485 6,282,460 Communications 62,466 74,668 Leases 135,731 129,798 Employee benefits 381,773 290,035 Water, natural gas and energy services 19,042 19,369 Freight 8,013,427 7,924,799 Fuel 12,414,261 10,725,209 Insurance 251,769 254,193 Packaging 2,416,959 2,654,827 Electrical power 6,335,678 6,978,904 Contractors 5,468,383 5,316,708 Canon (concession fee) 63,821 65,122 Security 321,313 368,267 Others 892,512 1,085,330 Total 66,501,417 66,790,919 6. SELLING AND ADMINISTRATIVE EXPENSES 06.30.2023 06.30.2022 Six-month period Managers and directors compensation and fees 644,407 756,591 Fees and compensation for services 806,435 735,384 Salaries, wages and social security contributions 2,379,958 2,308,147 Transport and travelling expenses 103,255 94,574 Data processing 227,658 303,099 Advertising expenses 606,327 308,652 Taxes, contributions and commissions 2,048,987 2,208,041 Depreciation and amortizations 454,020 616,176 Preservation and maintenance costs 25,291 14,232 Communications 52,251 83,910 Leases 28,679 23,664 Employee benefits 124,851 62,750 Water, natural gas and energy services 4,118 3,878 Freight 1,097,641 1,382,290 Insurance 436,986 304,867 Allowance for doubtful accounts 28,722 17,616 Security 22,660 21,547 Others 230,784 133,277 Total 9,323,030 9,378,695

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2023 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 13 7. OTHER GAINS AND LOSSES 06.30.2023 06.30.2022 Six-month period Gain on disposal of property, plant and equipment 161,900 29,879 Donations (68,565) (29,580) Technical assistance services provided 2,369 4,891 Gain on tax credit acquired 32,420 72,985 Contingencies (253,786) (230,231) Leases 167,566 94,882 ADSs program 191,327 - Miscellaneous 55,051 83,401 Total 288,282 26,227 8. TAX ON BANK ACCOUNTS DEBITS AND CREDITS The general tax rate on bank debits and credits is 0.6% for the amounts debited and credited in the bank accounts of the Group. For the amounts debited and credited, 33% of both items may be taken as payment on account of other taxes. The 67% of the tax paid is included in this line item in the statement of profit or loss and other comprehensive income. 9. FINANCIAL RESULTS, NET 06.30.2023 06.30.2022 Six-month period Exchange rate differences Foreign exchange gains 1,133,774 523,616 Foreign exchange losses (10,186,430) (5,609,081) Total (9,052,656) (5,085,465) Financial income Interest from short-term investments 2,305,624 1,980,949 Unwinding of discounts on provisions and liabilities 244,795 19,271 Total 2,550,419 2,000,220 Financial expenses Loss from operations with securities (802,130) - Interest on borrowings (13,249,516) (713,949) Interest on leases (88,700) (38,239) Tax interest (291,063) (18,552) Unwinding of discounts on receivables (479,633) (645,560) Others (870,612) (585,727) Total (15,781,654) (2,002,027) 10. INCOME TAX EXPENSE Income tax expense is recognized on the basis of the actual profit for the period and the statutory rate expected at year- end. This criterion does not significantly differ from the criterion established in IAS 34, which requires income tax expense to be recognized in each interim period based on the best estimate of the effective tax rate expected as of year-end.

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2023 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 14 In this regard, Law No. 27,260, promulgated on June 16, 2021, incorporated modifications on the corporate income tax rate, establishing a tiered structure of the applicable rates based on the level of accumulated taxable net income for each company, which can be 25%, 30% and 35%; maintaining the tax of 7% on the distribution of dividends. The main accounting impact of the new regulations is the measurement of deferred income tax assets and liabilities, since these must be recognized by applying the tax rate that will apply to the Company on the dates on which the differences between the accounting values and the tax will be reversed or used. For this reason, the Group has considered its tax projections to establish the estimate rate that will apply in each year, in order to determine the value of temporary items and tax losses based on the estimated term of reversion and consumption. The reconciliation of income tax expense for the six-month periods ended June 30, 2023 and that which would result from applying the statutory rate in force on the net profit before income tax expense that arises from the condensed interim statement of profit or loss and other comprehensive income for each period is as follows: 06.30.2023 06.30.2022 Total profit before income tax expense 12,619,410 21,089,162 Statutory income tax rate 35% 35% Income tax at statutory rate (4,416,794) (7,381,207) Adjustments for calculation of the effective income tax: Recover of tax loss carryforwards 800,303 - Effects of the fiscal revaluation and adjustment to reflect inflation for accounting and tax purposes 74,891 (540,833) Change in tax rate (3,953) 1,567 Impairment of tax losses recognized in subsidiaries - (29,514) Other non-taxable income or non-deductible expense, net (184,502) (10,835) Total income tax expense (3,730,055) (7,960,822) INCOME TAX Current (3,177,438) (4,849,755) Deferred (552,617) (3,111,067) Total (3,730,055) (7,960,822) Likewise, the breakdown of deferred income as of June 30, 2023 and December 31, 2022 is as follows: 06.30.2023 12.31.2022 Deferred tax assets Loss carryforward from subsidiary 4,268,595 7,335,083 Leases 10,108 7,921 Provisions 496,191 444,628 Accounts payable 329,621 100,233 Salaries and social security payables 80,234 86,453 Other liabilities 167,391 207,203 Trade accounts receivable 844 2,417 Others 4,380 1,977 Allowance for tax loss carryforwards (4,246,363) (6,765,817) Total deferred tax assets 1,111,001 1,420,098

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2023 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 15 06.30.2023 12.31.2022 Deferred tax liabilities Investments (74) (9,775) Property, plant and equipment (45,811,710) (44,662,655) Inventories (4,640,867) (4,713,511) Other receivables (167,788) (38,183) Taxes payable (adjustment to reflect inflation for tax purposes) (649,502) (1,632,676) Borrowings (70,250) (43,172) Others (3,301) - Total deferred tax liabilities (51,343,492) (51,099,972) Total net deferred tax liabilities (50,232,491) (49,679,874) 11. EARNINGS PER SHARE Basic and diluted earnings per share The earnings and the weighted average number of common shares used in the calculation of basic and diluted earnings per share are as follows: Six months Three months 06.30.2023 06.30.2022 06.30.2023 06.30.2022 Profit attributable to the owners of the parent company used in the calculation of earnings per share - basic and diluted 9,069,866 13,377,963 2,544,191 5,365,637 Weighted average number of common shares for purposes of basic and diluted earnings per share (in thousands) 583,516 585,711 583,446 585,401 Basic and diluted earnings per share (in pesos) 15,5435 22,8405 4,3606 9,1657 12. PROPERTY, PLANT AND EQUIPMENT 06.30.2023 12.31.2022 Cost 574,747,763 570,898,256 Accumulated depreciation (346,771,800) (339,645,625) Total 227,975,963 231,252,631 Land 3,004,890 3,004,890 Plant and buildings 37,938,542 38,318,051 Machinery, equipment and spare parts 165,607,962 169,178,022 Transport and load vehicles 3,701,492 3,471,147 Furniture and fixtures 239,808 277,809 Quarries 14,829,652 14,249,701 Tools 226,496 262,808 Construction in progress 2,427,121 2,490,203 Total 227,975,963 231,252,631

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2023
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

13. INVENTORIES

	06.30.2023	12.31.2022
Non-current		
Spare parts	10,415,791	10,072,421
Allowance for obsolete inventories	(269,914)	(458,795)
Total	10,145,877	9,613,626
Current		
Finished products	1,699,426	2,533,551
Production in progress	9,208,709	7,241,984
Raw materials, materials and spare parts	19,200,834	16,185,830
Fuels	4,942,157	4,783,652
Total	35,051,126	30,745,017

14. RELATED PARTY TRANSACTIONS AND BALANCES

The outstanding balances between the Group and related parties as of June 30, 2023 and December 31, 2022 are as follows:

	06.30.2023	12.31.2022
Related companies:		
InterCement Brasil S.A.		
Accounts payable	(44,666)	(45,336)
InterCement Trading e Inversiones S.A.		
Other receivables	538,538	632,257
Accounts payable	(246,260)	(249,949)
Intercement Participações S.A.		
Other receivables	585,345	573,913
Accounts payable	(2,228,012)	(1,116,035)
InterCement Trading e Inversiones Argentina S.L.		
Other receivables	107,546	128,354
Other liabilities - dividends payable	(7,143,312)	(2,748,934)

Summary of balances as of June 30, 2023 and December 31, 2022 is as follows:

	06.30.2023	12.31.2022
Other receivables	1,231,429	1,334,524
Accounts payable	(2,518,938)	(1,411,320)
Other liabilities - dividends payable	(7,143,312)	(2,748,934)

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
16

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2023
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

The transactions between the Group and related parties for the periods ended June 30, 2023 and 2022 are detailed as follows:

	06.30.2023	06.30.2022
InterCement Participações S.A. – Sales of services	31,828	66,023
InterCement Participações S.A. – Services received	(971,125)	(977,560)
InterCement Trading e Inversiones Argentina S.L. – dividend payment	(19,407,432)	(6,382,280)

On May 2, 2023, the Board of Directors of the Company resolved to partially cancel the optional reserve for future dividends in the amount of $23,521,085 (amount restated at the closing date of the period) and distribute as dividends in kind through the delivery of LEDE National Treasury Bill in pesos at a discount maturing on 06/30/2023 (the "Letters"), for a total of 25,590,778,098 Letters ("Total Amount of Letters"), with a ratio of 43.858641084 Letters for each share of $0.10 outstanding face value of the Company. The dividend was made available as of May 5, 2023.

On June 23, 2023, the Company's Board of Directors resolved to partially cancel the optional reserve for future dividends in the amount of $13,700,000 and declare a dividend equivalent to $23.47968399176 per outstanding share. It was communicated as a general principle that the shareholders would receive them in Pesos and they were guaranteed the option to receive the payment of their proportion of the dividend in the equivalent in United States Dollars, converting the original dividend into pesos at the exchange rate "Type of Reference Exchange of the Central Bank of the Argentine Republic – Com. "A" 3500" corresponding to the close of the business day immediately prior to the day of availability; and, in such case, grant shareholders the option of receiving the payment of the dividend in United States Dollars through Caja de Valores S.A., in their local bank account or in a bank account abroad. The dividend was made available as of July 4, 2023.

The amount recognized in the consolidated statement of profit or loss and other comprehensive income related to key management salaries, wages and fees amounted to 493,521 and 621,380 for the six-month periods ended June 30, 2023 and 2022, respectively. Additionally, a loss has been accrued under the long-term incentive program for a total of 171,209 and 31,933 during the six-month periods ended June 30, 2023 and 2022, respectively. Finally, 17,473 and 10,069 American Depositary Receipts ("ADRs") were distributed during the periods ended June 30, 2023 and 2022, respectively within the framework of the aforementioned incentive programs.

The Group did not recognize any expense in the current period, or in previous ones, regarding bad or doubtful accounts related to amounts owed by related parties.

The outstanding amounts as of June 30, 2023 are not secured and will be settled in cash. No guarantees have been granted or received on the outstanding balances.

15. OTHER RECEIVABLES

	06.30.2023	12.31.2022
Non-current		
Advances to suppliers	1,383,798	1,017,547
Tax credits	18,727	27,937
Contributions to the Trust Fund to Strengthen the Inter-urban Railroad System (F.F.F.S.F.I.)	175,046	460,422
Prepaid expenses	523,135	602,816
Guarantee deposits	-	41,032
Subtotal	2,100,706	2,149,754
Allowance for doubtful receivables	(175,046)	(460,422)
Total	1,925,660	1,689,332

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
17

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2023 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 18 06.30.2023 12.31.2022 Current Income tax credits 1,137 4,325,955 Turnover tax credits 278,220 394,481 Value added tax 3,477 27 Credit for sale of interest in Yguazu Cementos S.A. 256,410 665,554 Related parties’ receivables (Note 14) 1,231,429 1,334,524 Prepaid expenses 515,714 941,584 Guarantee deposits 28,100 1,290 Reimbursements receivable 12,946 3,040 Advances to suppliers 855,538 733,673 Salaries advances and loans to employees 80,622 47,946 Receivables from sales of property, plant and equipment 560,028 346,498 Miscellaneous 215,975 20,343 Total 4,039,596 8,814,915 16. RIGHT OF USE OF ASSETS AND LEASE LIABILITIES The Group has entered into lease agreements primarily for the lease of offices and premises. The evolution of the right of use of assets and lease liabilities as of June 30, 2023 and December 31, 2022 is as follows: 06.30.2023 12.31.2022 Lease liabilities: At the beginning of the period / year 1,605,601 923,770 Additions 21,001 1,045,169 Interest accrued in the period / year 88,700 139,987 Foreign exchange gain 533,165 450,322 Gain on net monetary position (598,585) (526,887) Payments (222,424) (426,760) At the end of the period / year 1,427,458 1,605,601 Right of use assets: At the beginning of the period / year 1,582,966 909,553 Additions 21,001 1,045,169 Depreciations (192,494) (371,756) At the end of the period / year 1,411,473 1,582,966 17. TRADE ACCOUNTS RECEIVABLE 06.30.2023 12.31.2022 Accounts receivable 13,699,429 13,751,029 Accounts receivable in litigation 611,482 622,231 Notes receivable 5,322 8,130 Foreign customers 25,766 8,649 Subtotal 14,341,999 14,390,039 Allowance for doubtful accounts (625,347) (643,122) Total 13,716,652 13,746,917

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2023 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 19 18. INVESTMENTS 06.30.2023 12.31.2022 Non-current Investments in other companies - Cementos del Plata S.A. 15,421 15,421 Total 15,421 15,421 Current Short-term investments - Mutual funds in pesos 2,088 1,000,671 - Short-term investments in foreign currency 491,239 5,397,723 Total 493,327 6,398,394 19. CAPITAL STOCK AND OTHER CAPITAL RELATED ACCOUNTS 06.30.2023 12.31.2022 Capital 58,348 59,603 Adjustment to capital 20,782,342 21,229,104 Cost of treasury stock - (9,696,193) Share-based payment plans 163,238 172,344 Treasury stocks trading premium 65,816 20,845 Share premium 30,883,561 38,440,170 Merger premium 6,943,874 6,943,874 Total 58,897,179 57,169,747 The issued, paid-in and registered capital, consists of: Common stock with a face value of $ 0.1 per share and entitled to 1 vote each, fully paid-in (in thousand) 583,483 596,026 Acquisition of treasury stock During the previous year and the present period, taking into account the context and financial position of the Group, the Company carried out various plans for the acquisition of treasury stock. The purpose of the repurchase plan is to efficiently dispose of a portion of the Company’s liquidity, which may result in a greater return of value to the shareholders considering the current attractive value of the share. Pursuant to the provisions of article 64 of the Capital Markets Law, the treasury shares in the portfolio may not exceed, as a whole, the limit of 10% of the share capital. Acquisitions were carried out in accordance with the market opportunities, dates, prices and quantities established by the Company’s Management. Until the date of issuance of these financial statements, the Company acquired 12,352,329 treasury stocks for a total amount of 7,807,316 and 27,542 ADRs for a total value of 41,615. On the other hand, within the framework of incentive programs for senior staff, 17,473 and 10,069 ADRs were distributed in the months of January 2023 and 2022, respectively. On April 25, 2023, the Ordinary and Extraordinary General Shareholders' Meeting achieved the voluntary reduction of the Company's capital stock for a total of 12,543,339 ordinary shares, which included 12,352,329 treasury shares and 191,010 shares. unnamed. As of June 30, 2023, the Group does not have its own shares in its portfolio.

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2023
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

20. BORROWINGS

20.1 Composition of borrowings

	Ref	06.30.2023 Company	Interest rate	Maturity date	Amount	12.31.2022 Amount
Borrowings in foreign currency – USD						
Industrial and Commercial Bank of China (Dubai)		Loma Negra C.I.A.S.A.	3 Meses Libor + 7,50%	nov-23	504,975	1,039,543
Industrial and Commercial Bank of China (Dubai)	(5)	Loma Negra C.I.A.S.A.	3 Meses Libor + 8,00%	jul-24	14,776,404	15,243,035
Banco Patagonia	(1)	Loma Negra C.I.A.S.A.	18,00%	jul-23	5,310	-
Banco Patagonia	(1)	Loma Negra C.I.A.S.A.	18,00%	ago-23	4,367	-
Eurobanco	(2)	Loma Negra C.I.A.S.A.	SOFR + 5,5%	sep-23	4,320,341	-
Banco Patagonia		Ferrosur Roca S.A.	18,00%	ago-23	4,848	-
Banco Patagonia		Ferrosur Roca S.A.	13,50%	feb-23	-	64,830
Banco Patagonia		Ferrosur Roca S.A.	15,00%	feb-23	-	7,450
Banco Patagonia		Ferrosur Roca S.A.	37,00%	feb-23	-	2,911
Banco Patagonia		Ferrosur Roca S.A.	19,00%	mar-23	-	4,295
Banco Patagonia		Ferrosur Roca S.A.	15,00%	may-23	-	32,257
Banco Patagonia		Ferrosur Roca S.A.	36,00%	may-23	-	3,140
Borrowings in foreign currency – EUR						
Banco Patagonia	(1)	Loma Negra C.I.A.S.A.	16.00%	jul-23	11,047	-
Total borrowings in foreign currency					19,627,292	16,397,461

	06.30.2023 Company	Interest rate	Maturity date	Amount	12.31.2022 Amount
Borrowings in local currency					
Overdrafts	Ferrosur Roca S.A.	107,00%	jul-23	52,177	1,869,575
Overdrafts	Recycomb S.A.U.	91,00%	jul-23	57	-
Overdrafts	Loma Negra C.I.A.S.A.	90,60%	jul-23	5,583,040	1,451,971
Overdrafts	Loma Negra C.I.A.S.A.	52,00%	jan-23	-	4,550,804
Overdrafts	Loma Negra C.I.A.S.A.	69,00%	jan-23		3,051,101
Stock surety	Loma Negra C.I.A.S.A.	64,99%	jan-23	-	3,976,146
Total borrowings in local currency				5,635,274	14,899,597

	Ref	06.30.2023 Company	Interest rate	Maturity Date	Amount	12.31.2022 Amount
Negotiables obligations in foreign currency - USD						
Serie – Clase 2	(3)	Loma Negra C.I.A.S.A.	6,5%	dic-25	18,363,780	-
Total Negotiables obligations in foreign currency - USD					18,363,780	-

	Ref	06.30.2023 Company	Interest rate	Maturity Date	Amount	12.31.2022 Amount
Negotiables obligations in local currency						
Serie – Class 1	(2)	Loma Negra C.I.A.S.A.	Badlar+2%	ago-24	28,117,017	-
Total Negotiables obligations in local currency					28,117,017	-
Total					71,743,363	31,297,058

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
20

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2023
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

(1) During the current period, Loma Negra entered into various contracts in dollars and euros with Banco Patagonia to be canceled between July and August 2023, accruing a fixed interest rate,
(2) In June 2023, Loma Negra entered into a new loan agreement with Eurobank for usd 53,000,000 cancelable in 60 days, accruing a SOFR rate + 5.5%. Said loan was partially prepaid as of June 30, 2023, leaving a balance at the closing of these financial statements of USD 16.8 million. As of the date of presentation of these consolidated financial statements, said loan is fully paid off,
(3) On June 21, 2023, the Company issued its Class 2 Negotiable Obligations in dollars for a total amount of US$71,722.8 million, with an interest rate of 6.5% and maturing on June 21, 2023. December 2025, Said issuance of negotiable obligations in US dollars has been carried out within the scope of the local public offering, without intervention of the single market and free exchange ("MULC"), The negotiable obligations have been valued at their amortized cost in currency foreign exchange, converting the resulting amounts to local currency at the official selling exchange rate in force at the end of the reporting period,
(4) On February 22, 2023, the Company issued its Class 1 Negotiable Obligations, for a total amount of $25,636.3 million, with an interest rate of BADLAR + 2% and a maturity of 18 months,
(5) On July 28, 2023, US$ 9 million of the loan was prepaid with the Industrial and Commercial Bank of China,

Summary of borrowings by Company:	06.30.2023	12.31.2022
Loma Negra C.I.A.S.A.	71,686,281	29,312,600
Recycomb S.A.U.	57	-
Ferrosur Roca S.A.	57,025	1,984,458
Total	71,743,363	31,297,058

20.2 Movements of borrowings

The movements of borrowings for the six-month period ended June 30, 2023 are as disclosed below:

Balances as of January 1, 2023	31,297,058
New borrowings	21,497,544
New negotiable obligations	52,558,785
Interest accrued	13,249,516
Gain on net monetary position	(18,195,023)
Effect of exchange rate differences	6,107,005
Interest payments	(10,943,984)
Principal payments	(23,827,538)
Balances as of June 30, 2023	71,743,363

As of June 30, 2023, the long-term borrowings have the following maturity schedule:

Fiscal year	
2024	30,421,696
2025	18,375,384
Total	48,797,080

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
21

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2023
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

21. ACCOUNTS PAYABLE

	06.30.2023	12.31.2022
Suppliers	15,933,493	18,872,732
Related parties (Note 14)	2,518,938	1,411,320
Accounts payable for investments in property, plant and equipment and intangible assets	818,374	1,285,591
Expenses accrual	3,516,190	5,100,047
Total	22,786,995	26,669,690

22. PROVISIONS

	06.30.2023	12.31.2022
Labor and social security	664,723	668,931
Environmental restoration	972,578	1,073,997
Civil and others	362,095	226,704
Total	1,999,396	1,969,632

Changes in the provisions were as follows:

	Labor and social security	Environmental restoration	Civil and others	Total
Balances as of January 1, 2023	668,931	1,073,997	226,704	1,969,632
Increases / (Recoveries)	298,391	373,667	296,764	968,822
Gain on net monetary position	(260,692)	(409,646)	(117,937)	(788,275)
Uses (*)	(41,907)	(65,440)	(43,436)	(150,783)
Balances as of June 30, 2023	664,723	972,578	362,095	1,999,396

(*) Includes the application of provisions to their specific purposes.

23. TAX LIABILITIES

	06.30.2023	12.31.2022
Income tax	608,243	290,948
Value added tax	1,201,505	3,158,843
Turnover tax	519,944	491,370
Other taxes, withholdings and perceptions	431,874	451,311
Total	2,761,566	4,392,472

24. CASH AND CASH EQUIVALENTS

For purposes of the consolidated condensed interim statement of cash flows, cash and cash equivalents include cash, banks accounts and short-term investments with high liquidity (with maturities of less than 90 days from the date of acquisition). Cash and cash equivalents at the end of each reporting period/year as shown in the consolidated condensed interim statement of cash flows can be reconciled to the related items in the consolidated condensed interim statement of financial position as follows:

	06.30.2023	12.31.2022
Cash and banks	23,599,406	1,001,435
Short-term investments (Note 18)	493,327	6,398,394
Cash and cash equivalents	24,092,733	7,399,829

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
22

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2023 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 23 25. FINANCIAL INSTRUMENTS 25.1 Net debt to equity ratio The net debt to equity ratio of the reported period/fiscal year is as follows: 06.30.2023 12.31.2022 Debt (i) 71,743,363 31,297,058 Cash and cash equivalents 24,092,733 7,399,829 Net debt 47,650,630 23,897,229 Equity (ii) 146,447,201 174,710,833 Net debt to equity ratio 0,33 0,14 (i) Debt is defined as current and non-current borrowings. (ii) Shareholders’ equity includes all the non-controlling interests, which are managed as capital. 25.2 Categories of financial instruments 06.30.2023 12.31.2022 Financial assets At amortized cost: Cash and banks 23,599,406 1,001,435 Investments 491,239 5,397,723 Accounts receivable and other receivables 16,021,540 16,159,198 At fair value through profit and loss: Investments 2,088 1,000,672 Financial liabilities Amortized cost 118,322,483 76,708,206 25.3 Financial risks The Group´s activities are exposed to a variety of financial risks: market risk (including foreign currency risk, interest rate risk and price risk considering the current inflation rates), credit risk and liquidity risk. The Group maintains an organizational structure and systems that allow the identification, measurement and control of the risks to which it is exposed. These consolidated condensed interim financial statements do not include all the information and disclosures on financial risks, therefore, they should be read in conjunction with the Group´s consolidated financial statements for the fiscal year ended December 31, 2022 issued on March 8, 2023.

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2023 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 24 25.4 Fair value measurement Fair value measurement is described in Note 32.8 to the annual consolidated financial statements. From December 31, 2022 through June 30, 2023, there have been no significant changes in the industry’s economic activity affecting the fair value of the Group´s financial assets and liabilities, either measured at fair value or amortized cost. In addition, there were no transfers among the different levels of fair value hierarchy to assess the fair value of the Group's financial instruments during the six-month period ended June 30, 2023. The carrying amounts of financial assets and liabilities recognized at amortized cost, included in the consolidated financial statement as of June 30, 2023 approximate to their fair values. Borrowings are measured at amortized cost considering the effective interest rate method, which approximate to their fair value given their cancellation period. The Group’s Management considers that the liquidity risk exposure is low since the Group has been generating cash flows from its operating activities, supported on profits, and has access to loans and financial resources, as explained in Note 20. 25.5 Exchange risk management The Group carries out transactions in foreign currency and is hence exposed to exchange rate fluctuations, also considering the current exchange regulations in force. Exposures in the exchange rate are managed within approved policy parameters using foreign exchange contracts. The carrying amounts of monetary assets and liabilities stated in currencies other than the functional currency of each company consolidated at the end of the reporting period/year are as follows: 06.30.2023 12.31.2022 Liabilities United States Dollars 43,441,347 20,398,106 Euro 304,938 562,750 Real 105 128 Assets United States Dollars 24,388,650 8,108,869 Euro 23,391 68,919 Foreign currency sensitivity analysis The Group is mainly exposed to the US Dollar and euro. The following table shows the sensitivity of the Group to an increase in the exchange rate of the US dollar and the euro as of June 30, 2023. The sensitivity rate is that used when reporting to the top executive level and represents the management’s assessment of a possible reasonable change in exchange rates. The sensitivity analysis only includes outstanding foreign-currency monetary items and adjusts traslation of such items on the end of the period tems considering a reasonably possible 25% increase in the exchange rate. Effect of US Dollars Effect of Euro Loss for the period 4,763,174 70,387 Decrease in of shareholder's Equity 4,763,174 70,387

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2023
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

Additionally, considering the current exchange regulations existing in Argentina, the Group constantly monitors the alternatives for collecting assets and canceling liabilities in foreign currency and their corresponding impacts. The result derived from the use of financial instruments for the cancellation of operations in foreign currency is recognized at the moment in which the Group unconditionally commits or irreversibly executes such cancellation in kind. As of June 30, 2023, in the case of the use of financial instruments for the cancellation of the aforementioned operations, it would result in an exchange variation of approximately 92.4%.

26. NON-CASH TRANSACTIONS

Below is a detail of the transactions that did not involve cash flow movements during the six-month periods ended June 30, 2023 and 2022, respectively:

	06.30.2023	06.30.2022
- Right of use of assets	21,001	45,840
- Acquisitions of property, plant and equipment financed with trade payables	970,719	272,089
- Share-based payment plans - benefit plan	35,865	31,311

27. SEGMENT INFORMATION

The Group has adopted IFRS 8 – "Operating Segments", that require operating segments to be identified on the basis of internal reports regarding components of the Group that are regularly reviewed by the Executive Committee, chief operating decision maker, in order to allocate resources to the segments and to assess their performance. This analysis is based on monthly information concerning historical figures of the identified segments. The information reviewed by the main decision maker basically consists in the historical details corresponding to each month accumulated until the end of the reporting period. It is for this reason that they differ from the inflation-adjusted figures as described in Note 2.2.

For the purposes of managing its business both financially and operatively, the Group has classified the operations of its businesses as follows:

i) Cement, masonry cement and lime: this segment includes the results from the cement, masonry cement and lime business in Argentina, and comprises the procurement of raw materials from quarries, the manufacturing process of clinker / quicklime and their subsequent grinding with certain additions in order to obtain the cement, masonry cement and lime.

ii) Concrete: this segment includes the results generated from the production and sale of ready-mix concrete. It also includes the delivery of the product at the worksite and, depending on the circumstances, the pumping of concrete up to the place of destination.

iii) Aggregates: this segment includes the results generated from the production and sale of granitic aggregates.

iv) Railroad: this segment includes the results generated from the provision of the railroad transportation service.

v) Others: this segment includes the results of the industrial waste treatment and recycling business to produce materials for use as fuel.

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
25

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2023
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

	06.30.2023	06.30.2022
Sales revenue		
Cement, masonry cement and lime	74,602,356	37,382,598
Concrete	8,955,197	3,328,210
Railroad	6,693,245	3,575,604
Aggregates	2,600,361	1,002,951
Others	447,137	308,128
Inter-segment eliminations	(7,429,937)	(3,270,398)
Subtotal	85,868,359	42,327,093
Reconciliation - Effect from restatement in constant currency	15,285,247	60,977,020
Total	101,153,606	103,304,113

	06.30.2023	06.30.2022
Cost of sales		
Cement, masonry cement and lime	44,177,818	21,798,446
Concrete	8,434,397	3,222,173
Railroad	6,188,847	3,429,772
Aggregates	2,209,847	907,019
Others	312,765	192,231
Inter-segment eliminations	(7,429,937)	(3,270,398)
Subtotal	53,893,737	26,279,243
Reconciliation - Effect from restatement in constant currency	21,399,334	45,440,118
Total	75,293,071	71,719,361

	06.30.2023	06.30.2022
Selling, administrative expenses and other gains and losses		
Cement, masonry cement and lime	6,066,894	3,176,035
Concrete	349,204	145,125
Railroad	394,547	196,194
Aggregates	24,510	10,249
Others	157,155	83,729
Subtotal	6,992,310	3,611,332
Reconciliation - Effect from restatement in constant currency	2,042,438	5,741,136
Total	9,034,748	9,352,468

	06.30.2023	06.30.2022
Depreciation and amortization		
Cement, masonry cement and lime	1,359,210	1,000,979
Concrete	40,339	33,995
Railroad	232,103	263,140
Aggregates	81,847	15,225
Others	2,448	2,500
Subtotal	1,715,947	1,315,839
Reconciliation - Effect from restatement in constant currency	6,292,694	8,647,013
Total	8,008,641	9,962,852

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
26

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2023
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

	06.30.2023	06.30.2022
Sales revenue less cost of sales, selling, administrative expenses and other gains and losses		
Cement, masonry cement and lime	24,357,644	12,408,117
Concrete	171,596	(39,088)
Railroad	109,851	(50,362)
Aggregates	366,004	85,683
Others	(22,783)	32,168
Subtotal	24,982,312	12,436,518
Reconciliation - Effect from restatement in constant currency	(8,156,525)	9,795,766
Total	16,825,787	22,232,284
Reconciling items:		
Tax on bank accounts debits and credits	(1,149,954)	(1,034,349)
Financial results, net	(3,056,423)	(108,773)
Income tax	(3,730,055)	(7,960,822)
Net profit for the year	8,889,355	13,128,340

In relation to the segregation of the results by geographic segment, the Group carries out 99.9% of its activities and operations in Argentina.

No customer has contributed 10% or more of the Group´s revenue for the six-month periods ended June 30, 2023 and 2022, respectively.

28. COMMITMENTS

The Group's commitments are described in Note 35 to the annual consolidated financial statements for the fiscal year ended December 31, 2022.

29. FERROSUR ROCA S.A. CONCESSION AND RELATED RAIL SERVICES

On March 11, 1993, Ferrosur Roca S.A. obtained the concession of the General Roca National Cargo Railway Network with the exception of the Altamirano-Miramar corridor and the urban sections, through the approval of the concession contract formalized by National Executive Branch Decree No. 2681/92, after the presentation made through a national and international tender and formalized to that effect. The area of influence is concentrated in the center and south of the province of Buenos Aires, north of the province of Río Negro and Neuquén. It has access to the ports of Buenos Aires, Dock Sud, La Plata, Quequén, and Bahía Blanca.

Ferrosur Roca S.A. is indirectly controlled by the Company, through Cofesur S.A.U. which owns 80% of the interest, 16% of which belongs to the National State and the remaining 4% belongs to the workers of Ferrosur Roca S.A. through a trust created for this purpose.

The term of the concession is 30 years, which expires in March 2023, and originally provides for an extension of 10 additional years.

Ferrosur Roca S.A. has requested the above-mentioned extension in due time on March 8, 2018, and in line with the bidding terms and conditions and the concession agreement; request that was reiterated on March 1, 2019.

On November 7, 2018, Decree No. 1027/2018, which regulated Law No. 27,132, was published in the Official Gazette. The relevant subjects were: readjustment of existing concession contracts with the possibility of extending them for a term not greater than 10 years, full implementation of open access system on the day following expiration of the last concession contract (of the six private concessions existing at present), including extensions, with the possibility of

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
27

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2023 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 28 initiating this modality in the branches that allow it when the planned investments are made; revision of technical standards; revision of the sanction regime, and creation of the registry of operators. On March 29, 2021, through Resolution No. 219/2021, the National Commission for Transport Regulation (“CNRT”) approved the Rules and Regulations of the National Registry of Railway Operators and granted such capacity to Ferrosur Roca S.A. and the other railway concessionaires and, through Resolution No. 211 of the Ministry of Transport, published in the Official Gazette on June 28, 2021, rejected the request for an extension of the concession contracts duly submitted by all the private railway concessionaires. Therefore, the railway concession operated by the Company expired at the end of its original term, that is, on March 10, 2023. The purpose of the National State is that the national railway network be based on a mixed modality combining public and private cargo operators, where the National State will manage the infrastructure and control the related investments, thus allowing any registered railway operator to provide railway services regardless of who owns or possesses the facilities at the point of loading or destination. Based on it, the Group understands that, at the end of its concession, it will continue to provide the cargo transport rail services it currently provides but as a cargo operator under the terms set forth in Resolution No. 211, Law No. 27,132, and Decree No. 1027 dated November 7, 2018. To this end, the Group will have to readjust various operational issues once it hands over control of the railway infrastructure linked to its current concession to the National State. The Group's Management understands that the intention of the National State is to prioritize the continuity of the current operators for each of the existing services and businesses, thus guaranteeing the best use of the experience they have acquired. On June 9, 2022, the Ministry of Transportation published in the Official Gazette the Resolution 353/2022 in which it grants a 18-month extension in the concession granted to the concessionaire FerroExpreso Pampeano S.A. ending on June 30, 2023 and establishes the canon or toll to be paid by railway operators that circulate along the Bahía Blanca – Rosario branch. Subsequently, on July 20, 2022, the National and International Comprehensive Projects Competition No. 1/2022 was published in the Official Gazette of the Nation, by Belgrano Cargas y Logística in order to award the railway operation of the Bahía branch Blanca – Rosario, which administers the aforementioned concession. The act of opening the envelopes was held on October 31, 2022, resulting in said tender being void. Subsequently, on December 22, 2022, the Ministry of Transportation published Resolution 960/2022 in the Official Gazette, by which the concessions of FerroExpreso Pampeano S.A., Nuevo Central Argentino S.A. were extended for 18 months. and Ferrosur Roca S.A. from the expiration of their respective concessions, therefore the concession of Ferrosur Roca S.A. It will end in September 2024. Resolution 960/2022 establishes that during the extended period the benefits will be made precariously and may be revoked at any time without generating a subjective right, right in expectation or any invocable precedent in favor of the operators or recognition of any amount. for possible revocation in advance of the established term. Without prejudice to the previously mentioned context and taking into account the provisions of Resolution 960/2022, the Group has assessed the possible business scenarios, considering that its intention is to continue providing services as operator of the railway network. In these scenarios, the National State, responsible for managing the train traffic control systems and maintaining the railway infrastructure, would charge the Group a fee for the use of the railway infrastructure, which would replace direct maintenance expenses currently paid by the concessionaires plus the related tolls; no significant changes are expected in the rest of matters and activities compared to the current business model of Ferrosur Roca S.A. In addition, the Group´s assessment of the new business model has included estimation of the term for the provision of rail services, the routes and businesses that would be assigned, the future demand for rail freight services, and the allocation of fixed and variables costs in the new cost structure of Ferrosur Roca S.A., among other issues. Finally, the Group has reassessed all accounting estimates associated with the end of the current concession, including delivery and control of the railway infrastructure and associated contracts in order to conclude the concession scheme as well as adjustment of its operating model to the new scheme as a rail operator. No significant impact is expected to date. The Group will continue to monitor the new regulations as they come into effect, as well as the progress of ongoing negotiations with the National State and will record any related effect as soon as it is possible to make an estimate.

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2023 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 29 30. THE ARGENTINE ECONOMIC CONTEXT Economic activity in 2022 closed the year with growth of around 5.2% per year, driven by consumption, the recovery of the sectors affected by the pandemic and an industry that finally did not stop due to the lack of fuel. The fiscal deficit for the 2022 financial year ended at 2.4% of the Gross Domestic Product (“GDP”) favored by the higher withholdings on exports for the “soybean dollar”, achieving the goal established by the IMF. A fiscal deficit of 2.6% is estimated for 2023 because it will be difficult to cut public spending in an election year. The Argentine economy grew 1.3% year-on-year in the first quarter, after an expansion of 1.9% in the previous quarter. The slowdown was due to the drop in fixed investment and exports, due to macroeconomic imbalances such as interest rate hikes and import restrictions. Regarding the second quarter, the available figures suggest that the economy continued to weaken, increasing the monthly inflation index, with three additional rate hikes by the Central Bank (with the 28-day Leliq standing at 97%) and the continued devaluation of the Argentine peso. In addition, BCRA reserves have continued to fall in the second quarter mainly due to the prolonged drought that reduces agricultural exports and interventions in the foreign exchange market. The economy would contract by 3% in 2023 and rising inflation, fiscal restraint and the adoption of stricter capital controls could affect consumption during 2023, while low levels of confidence and restrictions on imports will continue stopping investment. The drought and the anticipation of exports in 2022 due to exchange rate incentives led to a decline in exports in 2023. A gradual rebound is expected for 2024 as macroeconomic vulnerabilities reduce and exports recover. The national consumer price index published by INDEC accumulated 50.7% in the first six months of 2023, and said indicator for the same period in 2022 was 36.2%. 31. OFFICIALLY STAMPED BOOKS As of date of these interim financial statements, for administrative purposes, consolidated financial statements were not yet transcribed in the relevant certified book.